Exhibit 10.21

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Deed Of Debt Forgiveness

This Debt Forgiveness Agreement (“Agreement”), entered into effective September 30th, 2024, by and between:

Ealixir Inc., a company incorporated under the laws of Nevada, United States of America, with registered office: 401 Ryland St., Suite 200-A, Reno, NV 89502, USA, headquarter: 40 SW 13th Street, PH 1, Miami FL 33130, USA, hereinafter referred to as “the Borrower” and

Enea Angelo Trevisan, resident in [*****], “the Lender”;

1-	Background

A - The Borrower owes a Debt to the Lender,in the amount of $512,364.00 at the date of this Agreement, formed by invoices for $117.565,00, invoices to be issued for$ 1,600.00, Director’s fees for $290,000.00 and loans for $103,199,00.

B - The Lender, in order to pursue the mutual interest of the partnership with the Borrower, has determined to forgive the Debt mentioned above in its entirety under the terms of this Deed.

C -The Lender has also determined to forgive the Future Debt that will eventually arise from his partnership with the Borrower until October 31, 2024.

2-	Dictionary

Unless there is a contrary intention, in this Deed these terms mean:

“Debt” : any amount due by the Borrower to the Lender that remains unpaid at the date of this Deed.

“Future Debt”: any amount that will eventually arise from the partnership between the Borrower and the Lender until October 31, 2024.

3-	Forgiveness of Debt

With effect on and from the date of this Deed, or an earlier date if any minutes state otherwise, it is agreed that the Lender releases the Borrower from all its obligations relating to “Debt” and “Future Debt”.

4-	Litigation

The parties hereby declare that there are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

Executed as a Deed this day of September the 30th, 2024

/s/ Authorized Signatory	/s/ Enea Angelo Trevisan
Authorized Signatory	Enea Angelo Trevisan

Legal Representative
Ealixir Hispania S.L.
Rambla Catalunya, 62
08007, Barcelona